Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Nomad Foods Limited of our report dated 8 September 2015 relating to the financial statements of Iglo Foods Holdings Limited, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts – Predecessor and Successor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

23 November 2015